Exibit 99

[LOGO] RPC
An Oil & Gas Services Company

FOR IMMEDIATE RELEASE

            RPC, Inc. Reports 2004 Fourth Quarter and Annual Results

o     Revenues for the Fourth Quarter Increased 22.8 Percent over Prior Year

o Diluted EPS for the Fourth Quarter Increased to $0.32, Excluding a $0.07 per share Gain from Sale of Assets , Compared to $0.11 in the Prior Year

o Three-for-two stock split and 100 percent dividend increase announced January 25, 2005

ATLANTA, February 16, 2005 -- RPC, Incorporated (NYSE: RES) announced its unaudited results for the fourth quarter and twelve months ended December 31, 2004. RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States and in selected international markets.

For the quarter ended December 31, 2004, revenues increased 22.8 percent to $85,643,000 compared to $69,719,000 last year. Operating profit for the quarter was $12,118,000 compared to $4,772,000 in the prior year. Net income was $11,261,000, or $0.39 diluted earnings per share ($0.26 adjusted for three-for-two split announced January 25, 2005), compared to $3,306,000 or $0.11 diluted earnings per share last year ($0.08 adjusted for the three-for-two-split). Diluted earnings per share during the quarter included a gain from sale of assets of $0.07 ($0.05 adjusted for the three-for-two split), resulting from the sale of RPC's domestic liftboat fleet during the quarter.

For the twelve months ended December 31, 2004, revenues increased 25.6 percent to $339,792,000, compared to $270,527,000 last year. Operating profit for the twelve months ending December 31, 2004 was $45,789,000 compared to an operating profit of $16,399,000 last year. Net income was $34,773,000, or $1.20 diluted earnings per share ($0.80 adjusted for the three-for-two split), an increase from $10,893,000, or $0.38 diluted earnings per share last year ($0.25 adjusted for the three-for-two split).

Cost of services rendered and goods sold was $47,130,000, or 55.0 percent of revenues, during the fourth quarter of 2004, compared to $42,968,000, or 61.6 percent of revenues, in the prior year. The increase in these costs was due to the variable nature of many of these expenses, including incentive compensation and equipment maintenance, and increased fuel costs. As a percentage of revenues, however, these costs decreased because of improved pricing and higher equipment and personnel utilization. Selling, general and administrative expenses increased by 29.2 percent in the fourth quarter of 2004 to $17,658,000 from $13,669,000 in the prior year. This increase was due to higher salary and wage expenses and public company compliance costs, and increased incentive compensation consistent with improved profitability. These costs increased as a percentage of revenues to 20.6 percent in 2004 compared to 19.6 percent last year because of higher business activity levels, improved profitability, and increased compliance requirements. Depreciation and amortization were $8,737,000 during the quarter, 5.1 percent higher than last year.

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4th Quarter and Annual 2004 Press Release

Other income, net increased to $5,158,000 during the quarter, compared to $577,000 in the prior year, the majority of which related to the gain on sale of RPC's domestic liftboat fleet.

Net income increased due to higher revenues and other income, a lower effective tax rate, partially offset by the higher costs of services rendered, and selling, general and administrative expenses. The effective tax rate during the quarter was 34.8 percent compared to 38.0 percent in the prior year. The decrease in the effective tax rate was due to higher estimated full year foreign tax credit utilization, and an adjustment to the liability for foreign taxes.

"RPC's fourth quarter results reflect continued high activity levels, an increase in pricing, and growth in our capacity," stated Richard A. Hubbell, RPC's President and Chief Executive Officer. "The average domestic rig count during the fourth quarter was 1,248, 13 percent higher than the same period in 2003. Our domestic revenues grew at a higher rate than the rig count because of our continuing investment in our operating capacity and a shift in our focus from the weaker Gulf of Mexico region, to the relatively stronger mid continent region. Although we performed well, bad weather in the fourth quarter impacted our results, particularly in several of our pressure pumping markets in Texas and Oklahoma. Our international revenues declined compared to the prior year. However, we continued our activities in various international markets, such as West Africa, China and the Middle East. We invested over $13,000,000 in capital expenditures during the quarter to improve our existing fleet of equipment and purchase new equipment."

Hubbell continued, "This was an exceptional year for RPC, marked by a strong domestic market, success in the international arena, and a renewed focus on areas in which we have already been successful. As we announced on January 25, the Board of Directors has approved a three-for-two stock split of RPC's common stock, which is the first split since 1997. This decision is a response to our strong earnings and stock price performance. The Board also increased the dividend by 100 percent. Both of these actions will reward our current stockholders and, we believe, increase the liquidity and investment appeal of our common stock.

"However, we are always mindful of the volatility of this industry and will continue throughout 2005 to focus on internal processes and controls, maintaining a conservative balance sheet, and investing in capital expenditures, with the goal of assuring the optimization of resources within our markets. Specifically, we will also continue to focus on the areas where we have been strong over the past year, these areas primarily include our mid-continent expansion, international business development and our top performing service lines."

Summary of Segment Operating Performance

RPC's business segments are Technical Services and Support Services.

Technical Services includes RPC's oilfield service lines that utilize people and equipment to perform value-added completion, production and maintenance services directly to a customer's well. These services are generally directed toward improving the flow of oil and natural gas from producing formations or to address well control issues. The Technical Services include pressure pumping, snubbing, coiled tubing, nitrogen, wireline, well control, downhole tools, surface production equipment, casing installation services, and fishing tool operations.

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4th Quarter and Annual 2004 Press Release

Support Services includes RPC's oilfield service lines that provide equipment for customer use or services to assist customer operations. The equipment and services offered include rental of drill pipe and related tools, pipe handling, inspection and storage services and oilfield training services.

Both Technical Services and Support Services experienced stronger results due to the increased drilling, rig count and related customer activity. Technical Services revenues rose 22.4 percent for the quarter compared to the prior year, driven by pricing increases, additional capacity, and higher activity levels in a majority of its service lines. Support Services revenues rose by 54.3 percent during the quarter compared to the prior year. This increase was driven by increased utilization in the rental tool division, which is the largest service line within Support Services; this increase was partially offset by lower utilization and pricing within our marine liftboats division and the elimination of activity within this division subsequent to the sale of the domestic fleet. During the fourth quarter, we received an offer and sold the domestic marine liftboats. We intend to invest the proceeds in more productive assets. Other revenues were immaterial this quarter due to the sale of the non-oilfield business unit that comprised the majority of the revenues in this segment, which occurred during the second quarter of 2004.

                                                  Three Months              Twelve Months
                                                Ended December 31,        Ended December 31,
                                             ------------------------------------------------
                                                2004         2003         2004         2003
                                             ------------------------------------------------
                                                               (in thousands)
Revenues:
   Technical services                        $  69,547    $  56,827    $ 279,070    $ 216,321
   Support services                             16,069       10,416       56,917       43,909
   Other                                            27        2,476        3,805       10,297
------------------------------------------   ---------    ---------    ---------    ---------
Total revenues                               $  85,643    $  69,719    $ 339,792    $ 270,527
------------------------------------------   ---------    ---------    ---------    ---------
Operating profit (loss):
   Technical services                        $  11,321    $   7,279    $  47,027    $  22,433
   Support services                              3,658         (432)       8,287        2,641
   Other                                          (172)        (155)        (975)      (1,355)
   Corporate expenses                           (2,689)      (1,920)      (8,550)      (7,320)
------------------------------------------   ---------    ---------    ---------    ---------
Total operating profit                       $  12,118    $   4,772    $  45,789    $  16,399
------------------------------------------   ---------    ---------    ---------    ---------
Other income, net                                5,158          577        7,482        1,324
Interest (income) expense, net                      (7)          16           68          153
------------------------------------------   ---------    ---------    ---------    ---------
Income  before income taxes                  $  17,283    $   5,333    $  53,203    $  17,570
------------------------------------------   ---------    ---------    ---------    ---------

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's investor website can be found at www.rpc.net.

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding RPC's expected activity and performance in the future. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of RPC to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Such risks include the possibility of declines in the price of oil and natural gas, which tend to result in a decrease in drilling activity and therefore a decline in the demand for our services, the actions of the OPEC cartel, the ultimate impact of current and potential political unrest and armed conflict in the oil-producing regions of the world, which could impact drilling activity, adverse weather conditions in oil or gas producing regions, including the Gulf of Mexico, competition in the oil and gas industry,

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4th Quarter and Annual 2004 Press Release

and risks of international operations. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in RPC's Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.

For information about RPC, Inc., please contact:

BEN M. PALMER
Chief Financial Officer
404.321.2140
irdept@rpc.net

JIM LANDERS
Corporate Finance
404.321.2162

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4th Quarter and Annual 2004 Press Release

RPC INCORPORATED AND SUBSIDIARIES

------------------------------------------------------------------------------   ----------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS  (In thousands except per share data)
------------------------------------------------------------------------------   ----------------------------------
Periods ended December 31, (Unaudited)                    Fourth Quarter                   Twelve Months
------------------------------------------------------------------------------   ----------------------------------
                                                                      % BETTER                             % BETTER
                                                  2004       2003       (WORSE)    2004       2003           (WORSE)
------------------------------------------------------------------------------   ----------------------------------
REVENUES                                       $ 85,643    $ 69,719      22.8%   $339,792    270,527          25.6  %
COSTS AND EXPENSES:
Cost of services rendered and goods sold         47,130      42,968      (9.7)    193,659    168,766         (14.8)
Selling, general and administrative expenses     17,658      13,669     (29.2)     65,871     52,268         (26.0)
Depreciation and amortization                     8,737       8,310      (5.1)     34,473     33,094          (4.2)
------------------------------------------------------------------------------   ----------------------------------
Operating profit                                 12,118       4,772     153.9      45,789     16,399         179.2
Interest (income) expense, net                       (7)         16        NM          68        153          55.6
Other income, net                                 5,158         577        NM       7,482      1,324           N/M
------------------------------------------------------------------------------   ----------------------------------
Income before income taxes                       17,283       5,333        NM      53,203     17,570           N/M
Income tax provision                              6,022       2,027    (197.1)     18,430      6,677        (176.0)
------------------------------------------------------------------------------   ----------------------------------
NET INCOME                                     $ 11,261    $  3,306        NM%   $ 34,773  $  10,893            NM%
==============================================================================   ==================================

EARNINGS PER SHARE
   Basic                                       $   0.40    $  0.12         NM%   $   1.23  $    0.38           N/M%
                                              ================================  ===================================
   Diluted                                     $   0.39    $  0.11         NM%   $   1.20  $    0.38           N/M%
                                              ================================  ===================================

AVERAGE SHARES OUTSTANDING
     Basic                             28,351     28,340      28,309   28,370
                                       =================      ===============
     Diluted                           29,231     28,775      28,953   28,769
                                       =================      ===============

ADJUSTED FOR THE THREE-FOR-TWO STOCK SPLIT EFFECTIVE MARCH 10, 2005 EARNINGS PER SHARE

   Basic                                       $   0.26    $  0.08         NM%   $   0.82  $    0.26           N/M%
                                              ================================  ===================================
   Diluted                                     $   0.26    $  0.08         NM%   $   0.80  $    0.25           N/M%
                                              ================================  ===================================

AVERAGE SHARES OUTSTANDING
     Basic                             42,527     42,510      42,464   42,555
                                       =================      ===============
     Diluted                           43,846     43,163      43,429   43,154
                                       =================      ===============
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4th Quarter and Annual 2004 Press Release

RPC INCORPORATED AND SUBSIDIARIES

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE  SHEETS
--------------------------------------------------------------------------------
At December 31, (Unaudited)                                  (In thousands)
--------------------------------------------------------------------------------
                                                          2004           2003
--------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                              $  29,636      $  22,302
Accounts receivable, net                                  75,793         53,719
Inventories                                               10,587         10,057
Deferred income taxes                                      6,144          6,394
Income taxes receivable                                       --          4,263
Prepaid expenses and other current assets                  3,638          3,614
--------------------------------------------------------------------------------
  Total current assets                                   125,798        100,349
--------------------------------------------------------------------------------
Property, plant and equipment, net                       114,222        109,163
Intangibles, net                                          20,183         15,488
Other assets                                               2,739          1,864
--------------------------------------------------------------------------------
  Total assets                                         $ 262,942      $ 226,864
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                       $  23,389      $  19,603
Accrued payroll and related expenses                      10,842          8,526
Accrued insurance expenses                                 3,875          2,852
Accrued state, local and other taxes                       2,183          1,663
Income taxes payable                                         113             --
Current portion of long-term debt                          2,700          1,110
Other accrued expenses                                     5,187          3,369
--------------------------------------------------------------------------------
  Total current liabilities                               48,289         37,123
--------------------------------------------------------------------------------
Accrued insurance expenses                                 6,451          5,856
Long-term debt                                             2,100          4,800
Pension liabilities                                       11,379         12,972
Deferred income taxes                                     11,945         13,296
Other long-term liabilities                                1,355          1,711
--------------------------------------------------------------------------------
  Total liabilities                                       81,519         75,758
--------------------------------------------------------------------------------
Common stock                                               2,881          2,862
Capital in excess of par value                            28,766         26,796
Retained earnings                                        160,189        128,824
Deferred compensation                                     (3,527)        (1,076)
Accumulated other comprehensive loss                      (6,886)        (6,300)
--------------------------------------------------------------------------------
  Total stockholders' equity                             181,423        151,106
--------------------------------------------------------------------------------
  Total liabilities and stock$olders' equity             262,942      $ 226,864
================================================================================

Certain prior year balances have been reclassified to conform with the current year presentation

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4th Quarter and Annual 2004 Press Release

RPC INCORPORATED AND SUBSIDIARIES

--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
Twelve months ended December 31,   (Unaudited)                 (In thousands)
--------------------------------------------------------------------------------
                                                             2004         2003
--------------------------------------------------------------------------------
Operating Activities:
   Net income                                              $ 34,773    $ 10,893
   Depreciation, amortization and other non-cash charges     35,054      33,182
   Other net changes in operating activities                (19,454)      6,556
--------------------------------------------------------------------------------
        Net cash provided by operating activities            50,373      50,631
--------------------------------------------------------------------------------

Investing Activities:
  Capital expenditures                                      (49,869)    (30,356)
  Other investing activities                                 12,654      (4,314)
--------------------------------------------------------------------------------
       Net cash used for investing activities               (37,215)    (34,670)
--------------------------------------------------------------------------------

Financing Activities:
  Payment of dividends                                       (3,408)     (2,874)
  Cash paid for common stock purchased and retired           (2,329)     (1,870)
  Other financing activities                                    (87)       (448)
--------------------------------------------------------------------------------
       Net cash used for financing activities                (5,824)     (5,192)
--------------------------------------------------------------------------------

  Net increase in cash and cash equivalents                   7,334      10,769
  Cash and cash equivalents at beginning of period           22,302      11,533
--------------------------------------------------------------------------------
  Cash and cash equivalents at end of period               $ 29,636    $ 22,302
================================================================================